Exhibit 99.2

For Immediate Release

SpartanNash Announces Results of 2018 Annual Shareholders Meeting

GRAND RAPIDS, MICHIGAN – May 24, 2018 – SpartanNash Company (the “Company”) (Nasdaq: SPTN) today announced that shareholders approved all proposals and re-elected all director nominees at its 2018 annual shareholder meeting, held yesterday in Grand Rapids, Michigan.

Shareholders elected 11 directors to the Board of Directors for one-year terms expiring at the 2019 annual meeting.

Shareholders approved the Company’s “say on pay” advisory vote.

Shareholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a Fortune 400 company whose core businesses include distributing grocery products to independent grocery retailers, national accounts, its corporate owned retail stores and U.S. military commissaries and exchanges. SpartanNash serves customer locations in 50 states and the District of Columbia, Europe, Cuba, Puerto Rico, Italy, Bahrain, Djibouti and Egypt. SpartanNash currently operates 142 supermarkets, primarily under the banners of Family Fare Supermarkets, D&W Fresh Market, VG’s Grocery, Dan’s Supermarket and Family Fresh Market. Through its MDV military division, SpartanNash is a leading distributor of grocery products to U.S. military commissaries.

Investor Contact:

Mark Shamber

Executive Vice President & CFO

(616) 878-8023

Media Contact:

Meredith Gremel

Vice President Corporate Affairs and Communications

(616) 878-2830

1